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                                                                    EXHIBIT 12.1

            SCHEDULE RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (DOLLARS IN THOUSANDS)


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                                                                   YEARS ENDED SEPTEMBER 30,
                                              --------------------------------------------------------------------
                                                1997        1996        1995        1994        1993        1992
                                              --------    --------    --------    --------    --------    --------
Income before provision for income taxes      $  8,941    $ 14,440    $  3,685    $  4,532    $  3,794    $  2,952
Interest expense, including amortization
  of debt issuance costs . . . . . . . . .       4,008         762       1,190         645         676         966
Interest portion of rental expense . . . .         741         867         867         400         355         410
                                              --------    --------    --------    --------    --------    --------
Earnings . . . . . . . . . . . . . . . . .    $ 13,690    $ 16,069    $  5,742    $  5,577    $  4,825    $  4,328
                                              --------    --------    --------    --------    --------    --------
                                              --------    --------    --------    --------    --------    --------

Interest expense, including amortization
  of debt issuance costs . . . . . . . . .    $  4,008    $    762    $  1,190      $  645    $    676    $    966
Interest portion of rental expense . . . .         741         867         867         400         355         410
                                              --------    --------    --------    --------    --------    --------
Fixed Charges. . . . . . . . . . . . . . .    $  4,749    $  1,629    $  2,057    $  1,045    $  1,031    $  1,376
                                              --------    --------    --------    --------    --------    --------
                                              --------    --------    --------    --------    --------    --------



Ratio of Earnings to Fixed Charges . . . .        2.88        9.86        2.79        5.34        4.68        3.15
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